Exhibit 10.7

TELULAR CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

AGREEMENT between Telular Corporation (“Telular”) and NAME (the “Participant”), as authorized by a resolution adopted by the Board of Directors of Telular on DATE.

1. Purpose of Agreement. The purpose of this Agreement is to provide a one-time grant of restricted stock units to the Participant, a non-employee Director of Telular, to provide an incentive for the Participant to continue his high level of performance on behalf of Telular.

2. Agreement. This Agreement is entered into pursuant to the terms of the Telular Corporation [Sixth] Amended and Restated Stock Incentive Plan (the “Plan”), and evidences the grant of a stock-based award in the form of restricted stock units (“RSUs”) pursuant to the Plan. The Agreement is subject to the terms and provisions of the Plan. By execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions of the Compensation Committee of Telular’s Board of Directors or any successor thereto (the “Committee”) and Telular’s Board of Directors pursuant to the Plan.

3. Contingency. The grant of RSUs is contingent on the Participant’s timely execution of this Agreement. If the Participant does not timely execute this Agreement, the Participant shall not receive the grant of RSUs.

4. Number and Nature of Units.
(a) The number of RSUs shall be # OF RSUs.
(b) An RSU is a hypothetical share of Telular’s Common Stock. The value of an RSU on any given date shall equal the closing price of Telular’s Common Stock as of such date. An RSU does not represent an equity interest in Telular and carries no voting rights. A Dividend Equivalent Unit (“DEU”) or fraction thereof shall be added to each RSU each time that a dividend is paid on Telular’s Common Stock. The amount of each DEU shall be equal to the dividend paid on a share of Telular’s Common Stock. The DEU shall be converted into RSUs or fractions thereof based upon the average of the high and low sales prices of Telular’s Common Stock traded on the NASDAQ National Market System on the dividend payment date of each declared dividend on Telular’s Common Stock, and such RSUs or fractions thereof shall be added to the Participant’s RSU balance.

5. Grant Date. The Grant Date for this RSU grant shall be DATE.

6. Vesting. All of the RSUs shall vest on January 31, ___ (the “Vesting Date”). The payment as explained in Section 7 is automatically deferred until the earlier of:
(a) Change in Control. Upon the occurrence of a Change in Control (as defined in the Plans), all vested RSUs shall become payable immediately.
(b) Separation from Telular. If the Participant resigns from his position on the Board, is not re-elected to the Board by the shareholders, or otherwise terminates all services provided to Telular, all vested RSUs shall become payable immediately.
(c) Disability or Death. If the Participant terminates its services provided to Telular by reason of death or disability (within the meaning of the Company’s long-term disability plan), all unvested RSUs shall immediately vest, and all vested RSUs shall become immediately payable.

7. Payment. Upon the occurrence of an event as outlined in Section 6, the Participant shall receive his RSU payment in the form of shares of Telular’s Common Stock. Any fractional shares shall be paid in the form of cash. Payments shall be made in full immediately when the RSUs become payable as provided in Section 6. DEUs shall be paid on the same schedule. If the Participant dies before any payment due hereunder is made, such payment shall be made to the Participant’s beneficiary. Once a payment has been made with respect to an RSU, the RSU shall be canceled. A payment is treated as being made on the date when it is due if the payment is made (a) no earlier than thirty (30) days before the due date specified in this paragraph 7 or (b) on a date later than the due date specified in this paragraph 7 that is paid by the end of the calendar year during which the payment was due or, if later, the fifteenth (15th) day of the third calendar month following the due date specified by this paragraph 7.

8. Shareholder Rights. The Participant shall have no rights as a shareholder with respect to shares of Common Stock to which this grant relates until the date on which the Participant becomes the holder of record of such shares. Except as provided in the Plan or in this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to such date.

9. Extraordinary Events. In determining whether the vesting requirements of paragraph 6 hereof have been satisfied, and for other appropriate purposes under this Agreement, the Committee shall make proper adjustments to this award in accordance with Section 22 of the Plan.

10. Revocation or Amendment of Agreement. The Committee may not, without the written consent of the Participant, revoke this Agreement insofar as it relates to the RSUs granted hereunder, and may not without such written consent make or change any determination or change any term, condition or provision Page 3 affecting the RSUs if the determination or change would materially and adversely affect the RSUs or the Participant's rights thereto.

11. Assignment. The RSUs shall not be assignable or transferable except by will or by the laws of descent and distribution. During the Participant's lifetime, the RSUs may be deferred only by the Participant or by the Participant's guardian or legal representative.

12. Beneficiary. The Participant shall designate a beneficiary in writing and in such manner as is acceptable to the Committee or to any delegate of the Committee. If the Participant fails to so designate a beneficiary, or if no such designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant’s beneficiary under the Company-paid group life insurance plan in which the Participant participates at the time of the Participant’s death. If the Participant does not participate in a Company-paid group life insurance plan at the time of the Participant’s death, the Participant’s beneficiary shall be the Participant’s estate.

13. Other Plans and Agreements. Any gain realized by the Participant pursuant to this Agreement shall not be taken into account as compensation in the determination of the Participant's benefits under any pension, savings, group insurance, or other benefit plan maintained by Telular or an affiliate, except as determined by the board of directors of such company. The Participant acknowledges that receipt of this Agreement shall not entitle the Participant to any other benefits under the Plan or any other plans maintained by the Company.

14. Employment Status. The grant of the RSUs shall not be deemed to constitute a contract of employment between the Company and the Participant, nor shall it constitute a right to remain in the employ of the Company.

15. Withholding. It shall be a condition to the issuance or delivery of shares of Common Stock as to which the RSUs relate that provisions satisfactory to the Company shall have been made for payment of any taxes determined by the Company to be required to be paid or withheld pursuant to any applicable law or regulation. The Participant may irrevocably elect to have the minimum required amount of any withholding tax obligation satisfied by (a) having shares withheld that are otherwise to be issued or delivered to the Participant with respect to the RSUs, or (b) delivering to the Company either shares of Common Stock received with respect to the RSUs or other shares of Common Stock that have been held by Participant for at least six months, or (c) any other method approved by the Committee.

16. Securities Laws. The Company shall not be required to issue or deliver any shares of Common Stock prior to the admission of such shares to listing on any stock exchange on which the stock may then be listed and the completion of any registration or qualification of such shares under any federal or state law or rulings or regulations of any government body that the Company, in its sole discretion, determines to be necessary or advisable.

17. Section 409A. This RSU award is intended to avoid the adverse consequences of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, as such, the RSUs and related DEUs are being paid in accordance with the fixed payment schedule provision of §1.409A-3(i)(1) of the Treasury Regulations.

18. Committee Authority. The Committee shall have complete discretion in the exercise of its rights, powers, and duties under this Agreement. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Committee in its sole discretion and shall be final, conclusive, and binding. The Committee may designate any individual or individuals to perform any of its functions hereunder.

19. Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company and the person or entity to whom the RSUs may have been transferred by will, the laws of descent and distribution, or beneficiary designation. All terms and conditions of this Agreement imposed upon the Participant shall, unless the context clearly indicates otherwise, be deemed, in the event of the Participant's death, to refer to and be binding upon such last-mentioned person or entity.

20. Construction. This Agreement is intended to grant the RSUs upon the terms and conditions authorized by the Plan. Any provisions of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded. In the event that any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect. In the event that any provision is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended. In addition, if any provision of this Agreement shall be found to violate section 409A of the Code or otherwise results in benefits under the Agreement being subject to income tax prior to distribution, such provision shall be void and unenforceable, and the Agreement shall be administered without regard to such provision.

21. Defined Terms. Except where the context clearly indicates otherwise, all capitalized terms used herein shall have the definitions ascribed to them by the Plan, and the terms of the Plan shall apply where appropriate.

22. Execution of Agreement. The Participant shall indicate consent to the terms of this Agreement and the Plan by executing below.

23. Confidentiality. Except to the extent otherwise required by law, the Participant shall not disclose, in whole or in part any of the terms of this Agreement. This paragraph 24 does not prevent the Participant from disclosing the terms of this Agreement to the Participant’s spouse or to the Participant’s legal, tax, or financial adviser, provided that the Participant take all reasonable measures to assure that he or she does not disclose the terms of this Agreement to a third party except as otherwise required by law.

IN WITNESS WHEREOF, Telular Corporation, by its duly authorized Officer, and the Participant have executed this Agreement.

TELULAR CORPORATION
By: __________________________________
__________________________________
Date

PARTICIPANT:
__________________________________
DIRECTOR NAME
__________________________________
Date

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